Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Summit Global Logistics, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, to the best of his knowledge and in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Agresti	June 19, 2007
Robert Agresti
Chief Executive Officer

/s/ Paul Shahbazian	June 19, 2007
Paul Shahbazian
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Summit Global Logistics, Inc. and will be retained by Summit Global Logistics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.